As filed with the Securities and Exchange Commission on February 21, 2008.
Registration No. 333- 120213

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
RADIATION THERAPY SERVICES, INC.
(Exact name of registrant as specified in its charter)

FLORIDA	65-0768951
(State or other jurisdiction of incorporation or organization	(I.R.S. Employer Identification No.)
2234 Colonial Boulevard
Fort Myers, Florida 33907
(239) 931-7275
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)
RADIATION THERAPY SERVICES, INC.
SECOND AMENDED AND RESTATED
1997 STOCK OPTION PLAN
RADIATION THERAPY SERVICES, INC.
2004 STOCK INCENTIVE PLAN
(Full Title of the Plans)
Daniel E. Dosoretz, Chief Executive Officer
Radiation Therapy Services, Inc.
2234 Colonial Boulevard
Ft. Myers, Florida 33907
(239) 931-7275
(Name, Address and Telephone number of Agent for Service)
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES
     This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (No. 333-120213), filed by Radiation Therapy Services, Inc. (the “Registrant”) with the Securities and Exchange Commission on November 4, 2004 (the “Registration Statement”), registering 3,933,485 shares of Common Stock, par value $.0001 per share (“Common Stock”), to be issued pursuant to the Registrant’s Second Amended and Restated 1997 Stock Option Plan and under the 2004 Stock Incentive Plan (collectively, the “Plans”). Effective as of February 21, 2008 (the “Effective Date”), pursuant to an Agreement and Plan of Merger dated as of October 19, 2007, by and among the Registrant, Radiation Therapy Services Holdings, Inc., a Delaware corporation (“Parent”), RTS MergerCo, Inc., a direct wholly-owned subsidiary of Parent (“MergerSub”) and Radiation Therapy Investments, LLC, a Delaware limited liability company (only as to Section 7.2), MergerSub, a wholly owned subsidiary of Parent, merged with and into the Registrant with the Registrant being the surviving corporation and a wholly-owned subsidiary of Parent. On February 21, 2008, the Registrant filed with the Commission a Certificate and Notice of Termination of Registration on Form 15 with respect to the Common Stock.
     The Registrant has terminated all offerings of the Registrant’s securities pursuant to its existing registration statements, including the Registration Statement. In accordance with the undertaking made by the Registrant to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement which remain unsold at the termination of the offerings, the Registrant hereby removes from registration all securities of the Registrant registered under the Registration Statement which remain unsold as of the Effective Date.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on February 21, 2008.

RADIATION THERAPY SERVICES, INC.
By:	/s/ Daniel E. Dosoretz
	Name:	Daniel E. Dosoretz, M.D.
	Title:	President, Chief Executive Officer, Physician and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Daniel E. Dosoretz Daniel E. Dosoretz, M.D.	President, Chief Executive Officer, Physician and Director	February 21, 2008

/s/ James H. Rubenstein James H. Rubenstein, M.D.	Medical Director, Physician and Director	February 21, 2008

/s/ Howard M. Sheridan Howard M. Sheridan, M.D.	Director	February 21, 2008

/s/ Michael J. Katin Michael J. Katin	Director	February 21, 2008

/s/ David N. T. Watson David N. T. Watson	Chief Financial Officer	February 21, 2008

/s/ Norton Travis Norton Travis	Executive Vice President and General Counsel	February 21, 2008

2